FINANCIAL ADVISORY AGREEMENT

THIS AGREEMENT is dated the day of 5th October 2021 (the "**Agreement**").

Parties

(1) **Angkasa-X Holdings Corp.**, a company incorporated under the Labuan Company Act 1990 having its registered address at Level 2, Lot 19, Lazenda Commercial Centre, Phase 3, 87007 Federal Territory of Labuan, Malaysia (the "**Angkasa-X**" or the "**Client**"); and

(2) **BOA Investment Services Limited**, a company incorporated in British Virgin Islands having its registered office at Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands VG1110 (the "**Consultant**").

Hereinafter collectively referred to as the "Parties" and individually to as the "Party"

Recital

A. The Consultant will provide the Services (defined below) to the Client and in accordance with the terms and conditions of this Agreement.

Agreed Terms

1. INTERPRETATION

1.1 The following definitions and rules of interpretation apply in this Agreement.

Agreement: this agreement and its schedules (if any).

Commencement Date: the date of this Agreement.

Confidential Information: in relation to each Party, any information (whether or not stated to be confidential or marked as such) which it discloses to another Party, or which the other Party obtains from that Party, either orally or in writing or by any other means, under or in connection with this Agreement.

Consultancy Fees: the fees for the Services as stated in Clause 4.

Engagement: the engagement of the Consultant by the Client on the terms of this Agreement.

Financing or Investment, as used in this Agreement, shall mean all successful and complete amounts invested, purchased of equity shares, loan to, or for the use of the Client and/or its Group Company, introduced by the Consultant. Financing or Investment can be extended in the following format included to: direct equity investment, buyout of common or preferred equity shares; debt securities; convertibles; loans; or loan commitments;. There might be one or more Financing or Investment transaction(s).

Group: the Client, together with any of its subsidiaries, its holding company, and fellow subsidiaries of its holding company, and **Group Company** means any one of them.

Intellectual Property Rights: patents, utility models, rights to inventions, copyright and neighbouring and related rights, trademarks and service marks, business names and domain names, rights in get-up and trade dress, goodwill and the right to sue for passing off or unfair competition, rights in designs, database rights, rights to use, and protect the confidentiality of, confidential information (including know-how and trade secrets), and all other intellectual property rights, in each case whether registered or unregistered and including all applications and rights to apply for and be granted, renewals or extensions of, and rights to claim priority from, such rights and all similar or equivalent rights or forms of protection which subsist or will subsist now or in the future in any part of the world.

JVC: is AXSpace Sdn Bhd (Company No. 202101030456 (1430756-W)), a company incorporated in Malaysia.

Services: the services to be provided by the Consultant in such position as stated in Clause 2.2 in a consultancy capacity for the Client (or any Group Company), details of which are as stated in Clause 2.2.

Termination Date: the date of termination of this Agreement, howsoever arising.

Works: all records, reports, documents, papers, drawings, designs, transparencies, photos, graphics, logos, typographical arrangements, software, and all other materials in whatever form, including but not limited to hard copy and electronic form, prepared by the Consultant in the provision of the Services.

1.2 Clause, Schedule and paragraph headings shall not affect the interpretation of this Agreement.

1.3 The schedules (if any) form part of this Agreement and shall have effect as if set out in full in the body of this Agreement. Any reference to this Agreement includes the schedules.

1.4 Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular.

1.5 A reference to writing or written includes fax and e-mail.

1.6 Any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.

1.7 Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.

1.8 A reference to a person includes a natural person, a corporation, or an unincorporated body (whether or not having a separate legal personality).

2. ENGAGEMENT

2.1 The Client hereby engage the Consultant, and the Consultant hereby agrees to provide the Services to the Client on the terms of this Agreement.

2.2 The scope of the Services includes:

i. Introducing Investors, financiers (collectively the **"Fund Provider(s)"**) to provide Financing or Investment to the Client or its Group Company;

ii. Introducing strategic business partners (the **"Strategic Partner(s)"**) to collaborate and invest in the Client or its Group Company;

2.3 The Consultant shall not act in any manner, directly or indirectly, which may damage the business of the Client or its affiliates or which would adversely affect the goodwill, reputation or business relations of the Client or its affiliates with any party, the public generally or with any of their other employees. Consultant shall act in the best interest of the Client at all times using at least the same level of efforts and measures used to protect its own interest.

2.4 The Parties shall perform its own obligations to the maximum extent permissible by applicable law.

3. CLIENT'S OBLIGATIONS

3.1 The Client shall provide clear instructions to the Consultant and co-operate with the Consultant where reasonably requested from time to time.

3.2 The Client shall provide, at no additional charge, all information, data, documents, and materials as the Consultant may reasonably request for the performance of the Services. The Client warrants to the Consultant that all information, documents and materials provided by the Client are true and accurate and not misleading.

4. FEES

4.1 In consideration of the Services provided by the Consultant, the Client hereby agrees to:-

a) pay the following consultancy fees (the **"Fees"**) to the Consultant (or its nominee) according to the following schedule:

(i) a fixed fee of US$100,000 for two years (24 months) payable at the end of the 24th month or deduct from the first funds that Consultant raises for the Client, whichever earlier.

(ii) Such regular periodic payments for services rendered as may be agreed between the Client and the Consultant from time to time;

(iii) a success fee equivalent to 5% of the total amount of Financing or Investment received by the Client or its Group Company from the Fund Provider(s) introduced by the Consultant, within 30 working days after receiving the Financing or Investment. Consultant shall submit on quarterly basis, a list of potential investors introduced to Client to put into records for commission entitlement. These potential investors in the list shall expire in 24 months from the date of Introduction after any inactivity during the Term in clause 7.

(iv) grant to the Consultant an option to subscribe 5% of the JVC non-voting-rights shares ("**Option Shares**"). The consideration payable by the Consultant to the Client for subscribing the Option Shares shall be the par value of the non-voting-rights shares. Consultant to acquire 2.5% from the JVC shareholders AngkasaX Sdn Bhd and another 2.5% from Silkwave Asia Sdn Bhd, subject to Silkwave's board approval. The Consultant agreed to abstain from any decisions of the JVC on matters that Angkasa-X and Silkwave are not agreeable to. For the avoidance of doubt, such non-voting-rights shares shall at all times rank at least pari passu in regards to the aforementioned unless otherwise stated, with the exception of any obligations which are mandatorily preferred by law and not by contract.

4.2 Each of the Fees payable shall be non-refundable. For the avoidance of doubt, this clause shall be rendered invalid, in the event of, (a) any material breach of this Agreement caused by the Consultant; (b) any direct, special, incidental, consequential or similar damages arising out of or in connection with the performance or non-performance by the Consultant in this Agreement, prior to the date of termination and/or expiration of this Agreement.

4.3 Without prejudice to any other right or remedy that the Consultant may have, if the Client fails to pay the Consultant on the due date of payment, the Consultant may suspend the provision of any further Services until payment has been made in full.

4.5 The Client shall pay the Fees to the Consultant by such payment method as agreed by the Consultant in writing. The agreed payment method and its beneficiary bank details are stipulated in Schedule 1 attached in the Appendix.

4.6 Notwithstanding any other provision of this Agreement, all sums payable to the Consultant under this Agreement shall become due immediately upon termination.

4.7 The Client shall pay all amounts due under this Agreement in full without any deduction except as required by law, and shall not be entitled to assert any credit, set-off or counterclaim against the Consultant in order to justify withholding payment of any amount due, in whole or in part.

4.8 The Client, at its own discretion, shall at any time have the right to refuse any offer from Fund Provider(s) and/or Strategic Partner(s) introduced by the Consultant.

5. CONFIDENTIAL INFORMATION

5.1 Each Party undertakes that it shall not at any time disclose to any person any confidential information concerning the business, affairs, customers, clients or

suppliers of the other Party or of any member of the group of companies to which the other Party belongs, except as permitted by Clause 5.2 and 5.4.

5.2 Each Party may disclose the other Party's Confidential Information:

(a) to its employees, officers, representatives or advisers who need to know such information for the purposes of carrying out the Party's obligations under this Agreement. Each Party shall ensure that its employees, officers, representatives or advisers to whom it discloses the other Party's confidential information comply with this clause; and

(b) as may be required by law, a court of competent jurisdiction or any governmental or regulatory authority.

5.3 No Party shall use any other Party's Confidential Information for any purpose other than to perform its obligations under this Agreement.

5.4 The Client hereby authorise the Consultant to use their names and business information in their websites, brochures, and any other marketing materials.

6. INTELLECTUAL PROPERTY

6.1 The Consultant shall retain ownership of all existing and future Intellectual Property Rights in the Works.

6.2 The Consultant grants the Client a worldwide, non-exclusive, and royalty-free licence to use the Works.

7. TERMINATION

7.1 This Agreement shall commence on the Commencement Date and it shall continue for an initial term of two years (the "**Initial Term**"). Upon expiration of the Initial Term, unless either Party provides a written notice not less than 60 days prior to the end of the current Term (as defined below), the Agreement shall renew automatically for additional one-year periods (together with the Initial Term, the "**Term**").

7.2 In spite of Clause 7.1, this Agreement can be terminated as follows:

(a) at any time by written agreement of both Parties; or

(b) on the bankruptcy, insolvency, receivership, dissolution or winding-up of either Party.

(c) any breach of the terms stipulated in this Agreement.

7.3 Termination or expiry of this Agreement shall not affect any rights, remedies, obligations or liabilities of the Parties that have accrued up to the date of termination or expiry, including the right to claim damages in respect of any breach of the Agreement which existed at or before the date of termination or expiry.

8. NO LIABILITY

The Consultant will not be liable to the Client, or any agent or officer of the Client, for any mistake or error in judgment or for any act or omission done or made in good faith by the Client during the performance of its obligations.

9. STATUS

The relationship of the Consultant to the Client will be that of independent contractor and nothing in this Agreement shall render them an employee, worker, agent or partner of the Client and the Consultant shall not hold himself out as such. Neither Party shall have any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

10. FORCE MAJEURE

Neither party shall be in breach of this Agreement nor liable for delay in performing, or failure to perform, any of its obligations under this Agreement if such delay or failure result from events, circumstances or causes beyond its reasonable control. In such circumstances the time for performance shall be extended by a period equivalent to the period during which performance of the obligation has been delayed or failed to be performed. If the period of delay or non-performance continues for three (3) months, the party not affected may terminate this Agreement by giving one week's written notice to the affected party.

11. NOTICES

11.1 All notices required or permitted by this Agreement shall be in writing and shall be sent to the recipient by hand, by courier, by registered post, by fax or by email at its address set out above (or such other address as notified by the recipient to other parties from time to time), or as otherwise directed by the recipient by notice given in accordance with this clause.

11.2 Notices shall be deemed to have been duly given and received:

(a) if delivered by hand or sent by courier, notice will be deemed given on the date of receipt;

(b) if sent by registered post to an address in the same country, on the second business day after posting; or if sent to an address not in the same country, on the fifth business day after posting;

(c) if sent by facsimile, upon issue of a report confirming successful transmission to the sender; or

(d) if sent by email, one hour after the email is sent (unless a return email is received by the sender within that period stating that the addressee's email address is wrong or that the message cannot be delivered).

12. ENTIRE AGREEMENT

12.1 This Agreement constitutes the entire agreement between the parties and supersedes and extinguishes all previous agreements, promises, assurances, warranties, representations and understandings between them, whether written or oral, relating to its subject matter.

12.2 Each party agrees that it shall have no remedies in respect of any statement, representation, assurance or warranty (whether made innocently or negligently) that is not set out in this Agreement. Each party agrees that it shall have no claim for innocent or negligent misrepresentation based on any statement in this Agreement.

12.3 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

12.4 The obligations as set forth in clauses 5, 16 and 17 of this Agreement, shall, however survive any expiry or termination of this Agreement, unless otherwise stated herein.

12.5 Each of the parties hereto shall be responsible for its own costs and expenses of and in connection with and incidental to the preparation and carrying into effect of this Agreement and for the preparation of any document contemplated hereunder including any stamp duty chargeable upon or in respect of this Agreement or any document or instrument prepared pursuant to this Agreement.

12.6 In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement. Upon such determination that any term or other provision is invalid, illegal or unenforceable, such term or provision shall be construed as closely as possible so as to effect the original intent of the parties to the fullest extent possible permitted by law.

13. VARIATION

No variation of this Agreement shall be effective unless it is in writing and signed by the parties (or their authorised representatives).

14. COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which when executed shall constitute a duplicate original, but all the counterparts shall together constitute the one agreement.

15. RIGHT OF THIRD PARTIES

This Agreement is personal to the parties. The provisions of the Contracts (Rights of Third Parties) Ordinance (Cap 623) do not apply to this Agreement. No person who is not a party to this Agreement (whether or not such person is named, referred to, or otherwise identified, or form part of a class of persons so named, referred to or identified in this Agreement) shall have any right under the Contracts (Rights of Third

Parties) Ordinance to enforce this Agreement or to enjoy the benefit of any term of this Agreement.

16. GOVERNING LAW

This Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of Singapore.

17. DISPUTE RESOLUTION

All disputes, controversies, and claims arising out of or in relation to this Agreement (including the existence, validity, interpretation, performance, breach, or termination thereof) shall be referred to and finally resolved by arbitration administered by the Singapore International Arbitration Centre ("SIAC").

This Agreement has been entered into on the date stated at the beginning of it.

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For and on behalf of
Angkasa-X Holdings Corp.

Signature :

Name : Dr. Seah Kok Wah

Position : Executive Chairman

For and on behalf of
BOA Investment Services Limited

Signature :

Name : Carson Wen

Position : Chairman